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                                                                     EXHIBIT 4.3

                              DIEDRICH COFFEE, INC.
                           2000 NON-EMPLOYEE DIRECTORS
                                STOCK OPTION PLAN

         This Diedrich Coffee, Inc. 2000 Non-Employee Directors Stock Option Plan, dated as of October 20, 2000 (the "Plan") is entered into by and among Diedrich Coffee, Inc., a Delaware corporation (the "COMPANY"), on the one hand, and Peter Churm, Lawrence Goelman and Paul C. Heeschen (individually, the "GRANTEE" and collectively, the "GRANTEES") on the other hand.

                                    RECITALS

         A. Messrs. Churm, Goelman and Heeschen have served as independent directors of the Company generally since 1996. In light of the operational challenges that the Company has experienced this past year, including the acquisition of Coffee People, Inc. on July 7, 1999, these independent directors have been called upon to work closely with the Company's officers providing invaluable advice and direction beyond that which would ordinarily be expected from members of the Board of Directors.

         B. In appreciation of the service rendered by these independent directors and for the purpose of encouraging and rewarding their continuing contributions to the performance of the Company and further aligning their interests with the interests of the Company's stockholders, the Company believes that it is in the best interests of the Company and its stockholders to grant to each of the Grantees options to purchase 8,000 shares of the Company's common stock, $0.01 par value per share (the "COMMON STOCK").

                                    AGREEMENT

         NOW, THEREFORE, to evidence the grant of options by the Company and to set forth the terms and conditions of the grant of options, the Company and Grantees hereby agree as follows:

         1. DEFINITIONS. The following terms, as used in this Plan, have the meanings ascribed to them in this Section 1.

                  (a) "BOARD" means the Board of Directors of the Company.

                  (b) "CLOSING PRICE" means the closing price on any given trading day of the Common Stock on the Nasdaq National Market (or any subsequent exchange or market system upon which the Company's Common Stock is principally traded) as reported in the Transaction Index of the Wall Street Journal.

                  (c) "COMPENSATION COMMITTEE" means the Compensation Committee of the Board.

                  (d) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  (e) "EXERCISE DATE" means any date on which a Grantee exercises Options.

                  (f) "EXERCISE DATE VALUE" means the product of: (i) the number of shares of Common Stock delivered to the Company and (ii) the Closing Price of the Common Stock on the Exercise Date.

                  (g) "EXERCISE SHARES" means those shares of Common Stock with respect to which Options are being exercised.

                  (h) "NON-EMPLOYEE DIRECTOR" means Peter Churm, Lawrence Goelman or Paul C. Heeschen, each a duly elected or appointed member of the Company's Board who is not and has not since the

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beginning of the Company's most recently completed fiscal year been an employee of, or a compensated consultant to, the Company or any of its affiliates.

                  (i) "OPTION(S)" means option(s) to purchase shares of Common Stock granted under this Plan.

                  (j) "PLAN" means the Diedrich Coffee, Inc. 2000 Non-Employee Directors Stock Option Plan.

                  (k) "SECURITIES ACT" means the Securities Act of 1933, as amended.

         2. GRANT OF OPTIONS. The Company hereby grants options to the Grantees as follows:

                  (a) The Company grants to Mr. Churm, effective as of the date hereof, Options to purchase up to 8,000 shares of Common Stock on the terms and subject to the conditions set forth herein and the approval from Nasdaq of the Notification Form for Listing of Additional Shares;

                  (b) The Company grants to Mr. Goelman, effective as of the date hereof, Options to purchase up to 8,000 shares of Common Stock on the terms and subject to the conditions set forth herein and the approval from Nasdaq of the Notification Form for Listing of Additional Shares; and

                  (c) The Company grants to Mr. Heeschen, effective as of the date hereof, Options to purchase up to 8,000 shares of Common Stock on the terms and subject to the conditions set forth herein and the approval from Nasdaq of the Notification Form for Listing of Additional Shares.

         3. ADMINISTRATION OF PLAN. The Compensation Committee has full authority to interpret the Plan, to promulgate such rules and regulations with respect to the Plan, as it deems desirable, and to make all other determinations necessary or desirable for the administration of the Plan. All decisions, determinations and interpretations by the Compensation Committee shall be binding upon the Grantee and all other interested persons.

         4. EXERCISABILITY AND EXERCISE PRICES. The Options will become exercisable at an option exercise price of $1.34 per share of Common Stock on October 20, 2001, if the Grantee has remained a Non-Employee Director for the entire period from the date hereof to October 20, 2001. Any Options that have not become exercisable at the time the Grantee ceases to be a Non-Employee Director shall terminate.

         5. TERMINATION OF OPTIONS.

                  (a) Unless an earlier termination date occurs as specified in Section 5(b) herein, the Options will expire and become unexercisable (whether or not then exercisable) on the tenth (10th) anniversary of the date hereof ("EXPIRATION DATE").

                  (b) If a Grantee ceases to be a Non-Employee Director for any reason prior to the Expiration Date: (i) all Options that have not otherwise become exercisable, as of the date Grantee ceases to be a Non-Employee Director, will immediately terminate and become unexercisable; and (ii) all Options that have become exercisable will terminate and become unexercisable on and after the date one hundred eighty (180) days following the date of Grantee's termination of employment.

                  (c) In the event of the death of a Grantee (1) while
Grantee is a Non-Employee Director of the Company, or (2) within the period after termination of such status during which he is permitted to exercise an Option, such Option may be exercised by any person or persons designated by the Grantee on a beneficiary designation form adopted by the Compensation Committee for such purpose or, if there is no effective beneficiary designation form on file with the Company, by the executors or administrators of the Grantee's estate or by any person or persons who shall have acquired the Option directly from the Grantee through his will or the applicable laws of descent and distribution.


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         6. REGISTRATION OF OPTIONS. After execution of this Plan, the
Company, at its expense, shall file a registration statement on Form S-8 to register the issuance and exercise of the Options.

         7. RESTRICTIONS ON EXERCISE. All Options granted under the Plan shall be subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the shares subject to Options granted with respect to any securities exchange or under any state or federal law, or the consent or approval of any government or regulatory body or authority, is necessary or desirable as a condition of, or in connection with, the granting of such an Option or the issuance, if any, or purchase of shares in connection therewith, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Unless the shares of stock to be issued upon exercise of an Option granted under the Plan have been effectively registered under the Securities Act, as now in force or hereafter amended, the Company shall be under no obligation to issue any shares of stock covered by any Option unless the person who exercises such Option, in whole or in part, shall give a written representation and undertaking to the Company satisfactory in form and scope to counsel to the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he is acquiring the shares of stock issued to him pursuant to such exercise of the Option for his own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares of stock, and that he will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act, or any other applicable law or regulation, and that if shares of stock are issued without such registration, a legend to this effect may be endorsed upon the securities so issued and the Company may order its transfer agent to stop transfer of such shares.

         8. NON-TRANSFERABILITY OF OPTIONS. None of the Options are assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of Grantee upon his death; provided that, the deceased Grantee's beneficiary or the representative of his estate acknowledges and agrees in writing, in a form reasonably acceptable to the Compensation Committee to be bound by this Plan as if such beneficiary or the estate were the Grantee.

         9. WITHHOLDING. Whenever shares of Common Stock are to be issued pursuant to the exercise of Options, the Compensation Committee may require the Grantee to remit to the Company an amount sufficient to satisfy any applicable federal, state and local tax withholding requirements. Upon request by Grantee, the Company may also withhold shares of Common Stock to satisfy applicable withholding requirements, subject to any rules adopted by the Compensation Committee regarding compliance with applicable law, including, but not limited to, Section 16(b) of the Exchange Act.

         10. MANNER OF EXERCISE.

                  (a) To the extent that the Options have become and remain exercisable as provided in Section 4 and Section 5 herein, and subject to such reasonable administrative regulations as the Compensation Committee may adopt, the Options may be exercised, by written notice to the Compensation Committee, specifying the number of Exercise Shares and the Exercise Date. The Options shall be deemed to be exercised when the Secretary or other designated official of the Company receives the Grantee's written notice, together with payment of the exercise price and any amounts required under Section 8 herein. On or before the Exercise Date, Grantee shall deliver to the Company full payment for the Options being exercised in cash, or cash equivalent satisfactory to the Compensation Committee, and in an amount equal to the aggregate purchase price for the Exercise Shares.

                  (b) Subject to the discretion of the Compensation
Committee, Grantee may, in lieu of cash, either: (i) deliver shares of Common Stock having an Exercise Date Value equal to the purchase price of the Exercise Shares; or (ii) deliver a combination of cash and shares of Common Stock with an aggregate value and Exercise Date Value equal to the purchase price of the Exercise Shares, subject to such rules and regulations as may be adopted by the Compensation Committee to provide for the compliance of such payment procedure with applicable law, including Section 16(b) of the Exchange Act.


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                  (c) No Option shall be exercisable except in respect of
whole shares, and fractional share interests shall be disregarded. Not less than 100 shares of Common Stock may be purchased at one time and Options must be exercised in multiples of 100.

                  (d) The Compensation Committee may require Grantee to furnish or execute such other documents as the Compensation Committee reasonably deems necessary: (i) to evidence such exercise, and (ii) to comply with or satisfy the requirements of the Securities Act, applicable state securities laws or any other law.

         11. NO RIGHTS AS STOCKHOLDER. Grantee will have no voting or other rights as a stockholder of the Company with respect to any shares of Common Stock covered by the Options until the exercise of such Options and the issuance of a certificate or certificates to him for such shares of Common Stock. No adjustment will be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

         12. CAPITAL ADJUSTMENTS. The number and any applicable option price of the shares of Common Stock covered by the Options will be proportionately and appropriately adjusted by the Compensation Committee to reflect any stock dividend, stock split or share combination of the Common Stock or any recapitalization of the Company. Subject to any required action by the stockholders of the Company, in any merger, consolidation, reorganization, exchange of shares, liquidation or dissolution, the Options will pertain to the securities and other property, if any, that a holder of the number of shares of Common Stock covered by the Options would have been entitled to receive in connection with such event.

         13. REORGANIZATIONS; MERGERS; CHANGES IN CONTROL. Subject to the other provisions of this Section 13, if the Company shall consummate any reorganization or merger or consolidation in which holders of shares of the Company's Common Stock are entitled to receive in respect of such shares any other consideration (including, without limitation, a different number of such shares), each Option outstanding under this Plan shall thereafter be exercisable, in accordance with the Plan, only for the kind and amount of securities, cash and/or other property receivable upon such reorganization or merger or consolidation by a holder of the same number of shares of Common Stock as are subject to that Option immediately prior to such reorganization or merger or consolidation, and any appropriate adjustments will be made to the exercise price thereof. In addition, if a Change in Control (as defined below) occurs and in connection with such Change in Control any recipient of an Option granted under the Plan ceases to be a director of the Company, then such recipient shall have the right to exercise his options granted under the Plan in whole or in part during the applicable time period provided in Section 5 without regard to any vesting requirements. For purposes hereof, but without limitation, a director will be deemed to have ceased to be a director of the Company in connection with a Change in Control if such director (i) is removed by or resigns upon request of a Person (as defined in paragraph (a) below) exercising practical voting control over the Company following the Change in Control, or a person acting upon authority or at the instruction of such Person, or (ii) is willing and able to continue as a director of the Company but is not re-elected to or retained on the Company's Board by the Company's stockholders through the stockholder vote or consent action for election of directors that precedes and is taken in connection with, or next follows, the Change of Control. For purposes hereof, a "CHANGE IN CONTROL" means the following and shall be deemed to occur if any of the following events occur:

                  (a) Any person, entity or group, within the meaning of Sections 13(d) or 14(d) of the Exchange Act, but excluding the Company and its subsidiaries and any employee benefit or stock ownership plan of the Company or its subsidiaries and also excluding an underwriter or underwriting syndicate that has acquired the Company's securities solely in connection with a public offering thereof (such person, entity or group being referred to herein as a "PERSON"), becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors;

                  (b) Individuals who, as of the effective date hereof, constitute the Board of the Company (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board, provided that any individual who becomes a director after the effective date hereof whose election, or nomination for election by the Company's stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any Person having the power to exercise, through beneficial ownership, voting agreement and/or proxy, 20% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then


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outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual's election or nomination for election by the Company's stockholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board;

                  (c) Consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company's assets or a reorganization or merger or consolidation of the Company with any other person, entity or corporation, other than:

                           (i) a reorganization or merger or consolidation that
                  would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a reorganization or merger or consolidation that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing 5% or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such reorganization or merger or consolidation (or series of related transactions involving such a reorganization or merger or consolidation), or

                           (ii) a reorganization or merger or consolidation
                  effected to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor; or

                  (d) Approval by the stockholders of the Company or an order by a court of competent jurisdiction of a plan of liquidation of the Company.

         14. SECURITIES LAW REQUIREMENTS.

                  a. Legality of Issuance. No shares shall be issued upon the exercise of the Option unless and until the Company has determined that:

                  (1) it and the Grantee have taken all actions required to register the Shares under the Securities Act, or to perfect an exemption from the registration requirements thereof;

                  (2) any applicable listing requirements of any stock exchange on which the Common Stock is listed have been satisfied; and

                  (3) any other applicable provisions of state federal law have been satisfied.

                  b. Restrictions on Transfer; Representations of Grantee; Legends. Regardless of whether the offering and sale of shares pursuant to this Plan have been registered under the Act or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) and/or require a legal opinion from counsel for Grantee if, in the judgment of the Company and its counsel, such restrictions and/or legal opinion are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state or any other law. In the event that the shares issued upon the exercise of the Options under this Plan are not registered under the Act but an exemption is available which requires an investment representation or other representation, Grantee shall be required to represent that such shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. Stock certificates evidencing shares acquired under this Plan, pursuant to an unregistered transaction, shall bear the following restrictive legend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:


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         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
         UNDER THE SECURITIES ACT OR QUALIFIED UNDER THE CALIFORNIA SECURITIES LAW OF 1968, AS AMENDED (THE "LAW"). IT IS UNLAWFUL TO CONSUMMATE A
         SALE OR TRANSFER OF THESE SECURITIES, OR ANY INTEREST THEREIN, UNLESS SUCH SECURITIES ARE EITHER REGISTERED UNDER THE SECURITIES ACT AND QUALIFIED UNDER THE LAW OR EXEMPT FROM SUCH REGISTRATION AND QUALIFICATION.

         Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 14 shall be conclusive and binding on all persons.

                  c. Exchange of Certificate. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Common Stock sold pursuant to this Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Common Stock but lacking such legend.

         15. NOTICES. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company, or Grantee, as the case may be, at the address of the Company's principal executive office. All such notices and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof.

         16. BINDING EFFECT; BENEFITS. This Plan shall be binding upon and inure to the benefit of the parties to this Plan and their respective successors and assigns. Nothing in this Plan, express or implied, is intended or shall be construed to give any person other than the parties to this Plan or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

         17. AMENDMENT. This Plan may be amended, modified or supplemented only by a written instrument executed by Grantees and the Company.

         18. APPLICABLE LAW. This Plan shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.

         19. SECTION AND OTHER HEADINGS. The section and other headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

         20. COUNTERPARTS. This Plan may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, the Company and Grantees have executed this Plan as of the date first above written.

                                             DIEDRICH COFFEE, INC.,
                                             a Delaware corporation


                                             BY:
                                                 -------------------------------

                                             NAME:
                                                   -----------------------------

                                             TITLE:
                                                    ----------------------------



                                             GRANTEES


                                             -----------------------------------
                                             PETER CHURM


                                             -----------------------------------
                                             LAWRENCE GOELMAN


                                             -----------------------------------
                                             PAUL C. HEESCHEN


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